UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2020

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”) with the Securities and Exchange Commission on October 29, 2020, on October 23, 2020, the Company entered into an Asset Purchase and Sales Agreement (the “Purchase Agreement”) with Razor Jacket, LLC (“Razor Jacket”) and its owners, Frank Gill (“Gill”) and Ryan Johnson (“Johnson”, and collectively with Gill and Razor Jacket, the “Sellers”).

Pursuant to the Purchase Agreement, the Company agreed to purchase from the Sellers, all of Razor Jacket’s equipment and all of the Seller’s know-how relating to the manufacture of cannabinoid isolates and related products, including, but not limited to, terpenes, and the production of isolate and related products (collectively, the “Assets”), which were located in Oregon and agreed to be moved to the Company’s facility in Dallas, Texas as part of the acquisition.

The purchase price payable for the Assets was (a) $300,000 in cash, payable at closing; (b) 625,000 shares of restricted common stock (valued for the purposes of the Purchase Agreement at $0.80 per share or $500,000 in aggregate)(the “Closing Shares”); and (c) the right for the Sellers to earn up to 16.5 million shares of newly designated shares of Series A Convertible Preferred Stock of the Company (the “New Preferred Stock” and “New Preferred Shares”), which if issued and earned, will be convertible for common stock on a one-for-one basis.

The terms of the Purchase Agreement are described in greater detail in the October 29, 2020 Current Report on Form 8-K which information and disclosures are incorporated herein by reference.

On November 16, 2020, the Company and the Sellers entered into a First Amendment to Asset Purchase and Sales Agreement (the “First Amendment”), which amended the terms of the Purchase Agreement to clarify the specific Assets being purchased.

Also on November 16, 2020:

(a)  the Company and the Sellers entered into an Assignment of Intellectual Property (the “IP Assignment Agreement”) providing for the assignment by the Sellers of all of their right and title to the intellectual property owned by Razor Jacket and/or which Razor Jacket has an assignable interest in, in connection with the operations of Razor Jacket, as described in greater detail in the IP Assignment Agreement;

(b)  the Company and Gill entered into an Employment Agreement (discussed below under Item 5.02);

(c)  the Company and Johnson entered into an Employment Agreement (discussed below under Item 5.02);

(d)  Gill entered into a Trading Agreement with the Company relating to the Closing Shares (discussed below); and

(e)  Gill and Johnson entered into a separate Trading Agreement with the Company relating to the shares of common stock issuable upon conversion of the New Preferred Shares (discussed below).

The transactions contemplated by the Purchase Agreement closed on November 17, 2020 (the “Razor Jacket Closing”), at which time the Company issued the Closing Shares, paid the $300,000 of cash due at the closing and acquired title to the Assets (the lab equipment is currently in the process of being shipped to Dallas, Texas). The Purchase Agreement had an effective date of November 1, 2020.

The New Preferred Shares (the terms of which are described in greater detail under Item 5.03, which information is incorporated in this Item 1.01 by reference) were not earned by Sellers at the closing and instead are not earned until the conditions described below are satisfied, if at all:

(a)  Upon successful completion of the below five conditions, an aggregate of 5,500,000 New Preferred Shares will be issued to Gill and Johnson, in the amount of 2,750,000 shares each, subject to applicable law:

(1)  The receipt by the Company of the Assets (except for certain excluded assets) on or before December 1, 2020;

(2)  The permanent relocation of Gill and Johnson to Dallas County, Texas or the five surrounding counties;

(3)  The delivery to the Company of a draft of a Patent Application for the Sellers’ existing process to produce isolate (the rights to which are being acquired by the Company pursuant to the Purchase Agreement);

(4)  The successful restart of the lab Assets such that isolate of the exact quality of isolate currently being purchased by the Company is achieved, as demonstrated by a third-party Certificate of Analysis; and

(5)  Cooperation by the Sellers with the Company in the completion of an audit of the Assets by the Company’s independent accountants as required by Form 8-K.

(b) Upon successful completion of the first full year of employment of Gill and Johnson, an additional 2,750,000 New Preferred Shares will be issued to each of Gill and Johnson; and

(c)  Upon successful completion of the second full year of employment of Gill and Johnson, an additional 2,750,000 New Preferred Shares will be issued to each of Gill and Johnson.

Any New Preferred Shares not earned as discussed above will be forfeited and, in the event either Gill and/or Johnson voluntarily resigns under their respective employment agreements (discussed below), they will forfeit any unearned shares.

We agreed to pay the costs of transporting the Assets and insurance on the Assets (subject to certain exceptions), and the Sellers agreed to pay all of their other costs.

In connection with the closing, Gill entered into a Trading Agreement with the Company dated November 16, 2020 (the “Common Trading Agreement”), which restricts Gill’s ability to transfer or sell the Closing Shares (and any other shares of Company common stock which he may obtain during the term of such agreement), until October 31, 2023, provided that between October 31, 2021, and October 31, 2023, Gill may sell not more than 10% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30 day rolling period, subject to certain other requirements.

Also in connection with the closing, Gill and Johnston entered into a separate Trading Agreement dated November 16, 2020 (the “Preferred Trading Agreement”), which restricts such person’s ability to transfer or sell any of the shares of common stock issuable upon conversion of the New Preferred Shares (and any other shares of Company common stock which they may obtain during the term of such agreement), until October 31, 2025, provided that between October 31, 2022, and October 31, 2025, each may sell not more than 10% of the average daily aggregate trading volume of the Company’s common stock over the preceding 30-day rolling period, subject to certain other requirements.

The foregoing descriptions of the Purchase Agreement, First Amendment, IP Assignment Agreement, Common Trading Agreement and Preferred Trading Agreement, are not complete and are qualified in their entirety by the Purchase Agreement, First Amendment, IP Assignment Agreement, Common Trading Agreement and Preferred Trading Agreement, incorporated by reference as Exhibit 2.1 hereto, and attached as Exhibits 2.2, 10.3, 10.4 and 10.5 hereto, respectively, and incorporated in this Item 1.01 by reference in their entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information and disclosures in Item 1.01 above relating to the Purchase Agreement (as amended), the closing of the Purchase Agreement the terms of such closing, the payment of consideration by the Company in connection therewith and the Company’s acquisition of the Assets, are incorporated by reference in this Item 2.01 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K relating to the Closing Shares and New Preferred Shares is incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Closing Shares and plan to claim a similar exemption for the issuance of the New Preferred Shares, since the foregoing issuances did not/will not involve a public offering, the recipients are “accredited investors”, and the recipients acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the New Preferred Shares are issued in full, and converted in full pursuant to their terms, a maximum of 16.5 million shares of common stock will be issuable upon conversion thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions of the Series A Preferred Stock and Series A Designation set forth in Item 5.03 of this Current Report on Form 8-K are incorporated by reference in this Item 3.03 in their entirety by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective on November 16, 2020, the Board appointed Mr. Johnson as the Chief Operating Officer of the Company. Mr. Gill was appointed on November 16, 2020, as the Chief Isolate Laboratory Technician of the Company (a non-executive position).

(d)

On November 16, 2020, as a required condition to the Purchase Agreement, the Board of Directors (the “Board”) of the Company, pursuant to the power provided to the Board by the Bylaws of the Company, increased the number of members of the Board of Directors of the Company from two (2) to three (3), and immediately thereafter, on the same date, appointed Mr. Ryan Johnson as a member of the Board to fill such newly created vacancy.

The Purchase Agreement requires that the Board of Directors continue to nominate Mr. Johnson as a member of the Board of Directors until the earlier of (a) Mr. Johnson’s death; (b) the date Mr. Johnson resigns as a member of the Board of Directors, and/or as an employee of the Company; (c) the date Mr. Johnson’s employment is terminated for cause; (d) the date that Mr. Johnson is disqualified as a member of the Board of Directors of the Company due to any applicable rule of a stock exchange or NASDAQ; or (e) the date that the Board of Directors (or nominating committee) of the Company, acting in good faith, determines that the nomination of Mr. Johnson as a member of the Company’s Board of Directors would violate the fiduciary duties of such members of the Board of Directors (or such nominating committee).

As the Board of Directors does not currently have any committees, Mr. Johnson was not appointed to any committees of the Board.

There are no family relationships between any director or executive officer of the Company, including, but not limited to Mr. Johnson.

Mr. Johnson is not party of any material plan, contract or arrangement (whether or not written) with the Company, other than the Purchase Agreement and related agreements (each discussed above), the Preferred Trading Agreement and his Employment Agreement, discussed below.

Mr. Johnson is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except for the Purchase Agreement (and related agreements) and Preferred Trading Agreements, discussed above.

Biographical information for Mr. Johnson is provided below:

Mr. Ryan C. Johnson, Age 46

Mr. Johnson, is the co-founder and President of Razor Jacket, LLC, a company that he and the other founder formed in the State of Oregon in August 2019, to research techniques for the extraction of isolates from raw hemp using their proprietary know-how.  Since June 2017, Mr. Johnson has also been the co-founder and Managing Partner of A-Vant Garden, an Oregon company which successfully converted a roadside motel into the world’s first pharmaceutical grade cannabis cultivation facility.  Prior to that time, he was an independent cannabis industry consultant working in the State of Colorado from 2014 to June 2017. His previous experience includes serving as a civilian employee in the U.S. Department of Defense responsible for initiating government and private sector application protocols for the mitigation and decontamination of chemical and biological warfare and threats to the homeland. Mr. Johnson received a degree in Advertising and Public Relations from the University of Arkansas in 1997.

(e)

In connection with the Razor Jacket Closing, the Company entered into Employment Agreements with Mr. Johnson and Mr. Gill.

Johnson Employment Agreement

Mr. Johnson’s Employment Agreement provides for:

i.  An effective date of December 1, 2020;

ii.  Mr. Johnson to serve as Chief Operating Officer of the Company;

iii.  Mr. Johnson to be employed until December 1, 2021, subject to automatic yearly renewals in the event the agreement is not terminated no less than 60 days prior to any applicable renewal date;

iv.  Mr. Johnson to be paid $175,000 per year, which may be increased by management from time to time, and for Mr. Johnson to be eligible to be granted by the management of the Company or the Board of Directors, stock option or cash bonuses in the discretion of the Board and/or management;

v.  Mr. Johnson to receive additional compensation of 3% of all net sales generated directly from his actions, to the extent the Company makes a cash basis profit (non-cash expenses shall not be included in this calculation), wherein such net sales shall be calculated as gross revenue less cost of goods, less any chargebacks, refunds, returns, recalls or similar transactions from prior periods, which such additional compensation shall be paid quarterly after the close of the Company’s quarterly or annual report;

vi.  Standard assignment of inventions, confidentiality requirements, non-solicitation requirements, and representations and warranties of the parties;

vii.  Three weeks of paid vacation per year (of which one week may carry forward from year-to-year);

viii.  A non-compete, in consideration for, among other things, an additional $1,000 per year of compensation, restricting him from competing against the Company or owning any percentage of any entity which is in the hemp or aerosol business, for a period until the later of (x) two years after the termination of the agreement, and (y) December 1, 2023, subject to certain exceptions;

ix.  That the Company may terminate the agreement at any time for any reason (subject to the requirement to pay severance fee, as discussed below, where applicable); and

x.  That in the event that Mr. Johnson’s employment with the Company is terminated by the Company other than due to his death, disability, the non-renewal of the agreement pursuant to its terms, or with cause (defined as his failure to substantially perform his duties, failure to comply with any written or oral direction of the Chief Executive Officer which relates to the performance of his duties, subject to certain exceptions, the commission of any criminal act which constitutes a felony or involves fraud, dishonesty, or moral turpitude, the failure to render services under the agreement due to alcohol or drug abuse, or a willful material violation of any employment policies of the Company or any material breach of any term of the employment agreement, subject where applicable under the agreement, the right to cure such breaches), or in the event Mr. Johnson terminates the agreement for good reason (as defined in the agreement as the Company’s failure to pay any compensation due to Mr. Johnson, a reduction in his compensation without his consent, the failure of the Company to provide adequate resources to Mr. Johnson (subject to certain exceptions), or any action by the Company, except as required by law or government regulation, which would adversely affect Mr. Johnson’s ability to perform his duties under the agreement or participate in any bonus or incentive plan), the Company is required to pay Mr. Johnson 12 months of severance (based on his then base salary), payable equally in 12 monthly installments. Upon termination of the agreement for any other reason he is due only accrued and unpaid compensation (and accrued vacation days) through the date of termination.

Gill Employment Agreement

Mr. Gill’s Employment Agreement provides for:

i.  An effective date of December 1, 2020;

ii.  Mr. Gill to serve as Chief Isolate Laboratory Technician of the Company;

iii.  Mr. Gill to be employed until December 1, 2021, subject to automatic yearly renewals in the event the agreement is not terminated no less than 60 days prior to any applicable renewal date;

iv.  Mr. Gill to be paid $175,000 per year, which may be increased by management from time to time, and for Mr. Gill to be eligible to be granted by the management of the Company or the Board of Directors, stock option or cash bonuses in the discretion of the Board and/or management;

v.  Standard assignment of inventions, confidentiality requirements, non-solicitation requirements, and representations and warranties of the parties;

vi.  Three weeks of paid vacation per year (of which one week may carry forward from year-to-year);

vii.  A non-compete, in consideration for, among other things, an additional $1,000 per year of compensation, restricting him from competing against the Company or owning any percentage of any entity which is in the hemp or aerosol business, for a period to the later of (x) two years after the termination of the agreement and (y) December 1, 2023, subject to certain exceptions;

viii.  That the Company may terminate the agreement at any time for any reason (subject to the requirement to pay severance fee, as discussed below, where applicable); and

ix.  That in the event that Mr. Gill’s employment with the Company is terminated by the Company other than due to his death, disability, the non-renewal of the agreement pursuant to its terms, or with cause (defined as failure of Mr. Gill to substantially perform his duties, failure to comply with any written or oral direction of the Chief Executive Officer which relates to the performance of his duties, subject to certain exceptions, the commission of any criminal act which constitutes a felony or involves fraud, dishonesty, or moral turpitude, the failure to render services under the agreement due to alcohol or drug abuse, or a willful material violation of any employment policies of the Company or any material breach of any term of the employment agreement, subject where applicable under the agreement, the right to cure such breaches), or in the event Mr. Gill terminates the agreement for good reason (as defined in the agreement as the Company’s failure to pay any compensation due to Mr. Gill, a reduction in his compensation without his consent, the failure of the Company to provide adequate resources to Mr. Gill (subject to certain exceptions), or any action by the Company, except as required by law or government regulation, which would adversely affect Mr. Gill’s ability to perform his duties under the agreement or participate in any bonus or incentive plan), the Company is required to pay Mr. Gill 12 months of severance (based on his then base salary), payable equally in 12 monthly installments. Upon termination of the agreement for any other reason, he is due only accrued and unpaid compensation (and accrued vacation days) through the date of termination.

* * * * *

The foregoing descriptions of the Gill Employment Agreement and Johnson Employment Agreement, are not complete and are qualified in their entirety by the Employment Agreements with Gill and Johnson, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated in this Item 5.02 by reference in their entirety.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Purchase Agreement, the Company designated a new series of preferred stock, Series A Convertible Preferred Stock (the “Series A Preferred Stock” and the certificate of designation setting forth the rights thereof, the “Series A Designation”) of the Company. The Series A Preferred Stock and Series A Designation are described in greater detail below.

Series A Convertible Preferred Stock

The Series A Designation, which was approved by the Board of Directors of the Company on November 10, 2020, and filed by the Company with the Secretary of State of Nevada on November 12, 2020 (and effective the same date), designated 16,500,000 shares of Series A Preferred Stock, $0.001 par value per share. The Series A Preferred Stock has the following rights:

Dividend Rights. The Series A Preferred Stock does not accrue any dividends, provided that the holders of Series A Preferred Stock are entitled to such dividends paid and distributions made to the holders of common stock in cash, to the same extent as if such holders had converted the Series A Preferred Stock into common stock at the Conversion Rate (described below under “Conversion Rights”)(without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference. The Series A Designation provides that the Series A Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series A Preferred Stock, pari passu with the holders of the Series C Preferred Stock and common stock, an amount equal to the Liquidation Preference per share of Series A Preferred Stock. The “Liquidation Preference” per share of the Series A Preferred Stock is equal to $0.80 per share, or $13,200,000 in aggregate.

Conversion Rights. Each share of Series A Preferred Stock is convertible into common stock of the Company on a one-for-one basis (subject to customary adjustments for stock splits, stock dividends and recapitalizations affecting the Company’s common stock and Series A Preferred Stock)(the “Conversion Rate”), at the option of the holder thereof, at any time following the second anniversary of the Razor Jacket Closing.

Voting Rights. The Series A Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of holders holding a majority of the then aggregate shares of Series A Preferred Stock:

(a)  Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

(b)  Re-issuing any shares of Series A Preferred Stock converted pursuant to the terms of the Series A Designation;

(c)  Issuing any shares of Series A Preferred Stock other than pursuant to the Purchase Agreement;

(d)  Altering or changing the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series; or

(e)  Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series A Preferred Stock so as to affect adversely the shares of Series A Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series A Preferred Stock does not have any redemption rights.

As discussed above, no shares of Series A Preferred Stock were issued at the Razor Jacket Closing and instead such shares of Series A Preferred Stock will be earned over time, pursuant to the terms of the Purchase Agreement, if at all.

The foregoing descriptions of the Series A Designation do not purport to be complete and are qualified in its entirety by reference to the Series A Designation, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

The financial statements associated with the acquisition of the Assets, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information

Pro forma financial information relative to the acquisition of the Assets, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit
2.1+

Asset Purchase and Sales Agreement dated October 23, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 29, 2020, and incorporated herein by reference)(File No. 000-55018).

2.2*

First Amendment to Asset Purchase and Sales Agreement dated November 16, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers

3.1*

Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 12, 2020

10.1*	Employment Agreement entered into between Rapid Therapeutic Science Laboratories, Inc. and Frank Gill, dated November 16, 2020
10.2*	Employment Agreement entered into between Rapid Therapeutic Science Laboratories, Inc. and Ryan Johnson, dated November 16, 2020
10.3*	Assignment of Intellectual Property Agreement dated November 16, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., Razor Jacket, LLC, Frank Gill and Ryan Johnson
10.4*	Trading Agreement dated November 16, 2020, between Frank Gill and Rapid Therapeutic Science Laboratories, Inc.
10.5*	Trading Agreement dated November 16, 2020, between Frank Gill, Ryan Johnson and Rapid Therapeutic Science Laboratories, Inc.

*Filed herewith.

+Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Rapid Therapeutic Science Laboratories, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: November 18, 2020

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1+

Asset Purchase and Sales Agreement dated October 23, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 29, 2020, and incorporated herein by reference)(File No. 000-55018).

2.2*

First Amendment to Asset Purchase and Sales Agreement dated November 16, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., as purchaser, and Razor Jacket, LLC, Frank Gill, and Ryan Johnson, as sellers

3.1*

Certificate of Designation of Rapid Therapeutic Science Laboratories, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series A Convertible Preferred Stock as filed with the Secretary of State of Nevada on November 12, 2020

10.1*	Employment Agreement entered into between Rapid Therapeutic Science Laboratories, Inc. and Frank Gill, dated November 16, 2020
10.2*	Employment Agreement entered into between Rapid Therapeutic Science Laboratories, Inc. and Ryan Johnson, dated November 16, 2020
10.3*	Assignment of Intellectual Property Agreement dated November 16, 2020, by and between Rapid Therapeutic Science Laboratories, Inc., Razor Jacket, LLC, Frank Gill and Ryan Johnson
10.4*	Trading Agreement dated November 16, 2020, between Frank Gill and Rapid Therapeutic Science Laboratories, Inc.
10.5*	Trading Agreement dated November 16, 2020, between Frank Gill, Ryan Johnson and Rapid Therapeutic Science Laboratories, Inc.

*Filed herewith.

+Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Rapid Therapeutic Science Laboratories, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.